COLLATERAL ASSIGNMENT


     THIS COLLATERAL ASSIGNMENT (as amended, supplemented or otherwise modified from time to time, this "Assignment") is made as of June 3, 1999, by and between RIVIERA BLACK HAWK, INC., a Colorado corporation, (the "Company"), in favor of IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking association, having an office at One State Street, 10th Floor, New York, New York 10004, as trustee (in such capacity, together with its successors and assigns, the "Trustee") for the benefit of itself and the holders of the Notes (as defined below).


                                    Recitals

     A. Notes. Pursuant to that certain Indenture dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), by and between the Company and the Trustee, the Company shall issue its 13% First Mortgage Notes due 2005 With Contingent Interest (the "Original Notes," and together with any notes issued in replacement thereof or exchange therefor, the "Notes"), in the original aggregate principal amount of $45,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Indenture.

     B. Purpose. In order to induce the holders of the Notes to enter into the transactions contemplated by the Indenture, the parties have entered into this Assignment to evidence the Company's collateral assignment for security of certain contracts and documents related to the design, construction and operation of the Riviera Black Hawk.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the holders of the Notes to purchase the Notes, the Company agrees as follows:

     1. Assignment. As security for the due and punctual payment and performance of all indebtedness and obligations of the Company, now or hereafter due under the Indenture, the Notes, the Collateral Documents and all other documents, agreements and instruments (in each case, as amended, supplemented or otherwise modified from time to time) now or hereafter executed and delivered in connection with the Indenture, collectively, the "Transaction Documents"), whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable (collectively, the "Obligations"), the Company hereby assigns and transfers to the Trustee, and hereby grants to the Trustee a security interest in, all of the Company's right, title and interest, to the extent assignable and transferable, whether now existing or hereafter arising and whether now owned or hereafter acquired, wherever located, in, to and under the following (collectively, the "Assigned Collateral"):

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          (a) all contracts (including without limitation construction contracts
     and  architectural  design,   engineering  and  development  contracts  and
     agreements, subcontracts, service agreements, supply agreements and other such contracts and agreements) between the Company and other persons, and all amendments, modifications, additions and changes thereto, in each case relating to the Riviera Black Hawk;

          (b) all plans, specifications, engineering reports, soil and environmental reports, site plans, surveys, working drawings, shop drawings, other reports, drawings and plans and other such documents, and all amendments, modifications, supplements, general conditions, addenda, additions and changes thereto, in each case relating to the Riviera Black Hawk;

          (c) all other contracts, agreements, documents and instruments now existing or hereafter arising relating to the Riviera Black Hawk, including without limitation any and all construction, architectural and engineering contracts, plans and specifications, drawings, and surveys, bonds, permits, licenses and other governmental approvals and all other Plans (all of the foregoing in subsections (a) - (c), collectively, the "Contracts and Documents"); and

          (d) all proceeds of the foregoing, including without limitation (i) whatever is now or hereafter receivable or received upon the sale, exchange, collection or other disposition of any of the Contracts and Documents, whether voluntary or involuntary, (ii) any such items which are now or hereafter acquired with any proceeds of Contracts and Documents, and
     (iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any Contracts and Documents or any proceeds thereof.

     Notwithstanding the foregoing, the Assigned Collateral shall not include any of the following (collectively, the "Excluded Assets"): (A) Gaming Licenses and Liquor Licenses, any other license, permit or other approval of or by any Governmental Authority to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority, but only to the extent that such approval has not been obtained, (B) any Contract or Document that is exclusively subject to an agreement with a third party that, pursuant to its terms, cannot be pledged as security; provided that the Company shall use its best efforts to obtain such third party's consent to assignment of all such material agreements; and (C) any Contract or Document exclusively relating to (including the respective FF&E Financing documentation) FF&E to the extent financed or refinanced by, or the proceeds of, an FF&E Financing to the extent that (i) the purchase or lease of such FF&E was not financed with the proceeds of the Notes but with the proceeds of an FF&E Financing in place at the time of such purchase and (ii) the Company is permitted to enter into such FF&E Financing for such FF&E under the Indenture; provided further that (x) any such Excluded Asset now or hereafter acquired by the Company shall automatically become part of the Assigned Collateral when and to the extent it may subsequently be made subject to such a lien and/or such approval has been obtained and/or such FF&E has been repaid, satisfied or terminated (as applicable), and (y) all proceeds of any Excluded Assets shall nevertheless be subject to the assignment hereunder. The Assigned Collateral includes,

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


without limitation, those certain contracts and agreements described in Exhibit "A" attached hereto and made a part hereof.

     2. Rights of the Company. This Assignment is an assignment for security purposes only. Accordingly, notwithstanding anything to the contrary set forth herein, the Company shall retain all rights with respect to the Contracts and Documents, including without limitation the right to enforce all rights of such Company thereunder, except during a period when an "Event of Default" (as such term is defined in the Indenture) has occurred and is continuing.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Trustee as of the date hereof that (a) none of the Contracts and Documents has been amended or modified except as set forth herein or as previously disclosed in writing to the Trustee, (b) the Company has not assigned or granted a security interest in any of the Contracts and Documents or the proceeds thereof to anyone other than the Trustee, and (c) the Company is not in material default, and no event has occurred that with notice or lapse of time or both would constitute a material default by the Company, or, to its knowledge any other party, under any of the Contracts and Documents.

     4. Covenants of the Company. The Company covenants and agrees in favor of the Trustee that (a) the Company will not further assign, encumber or suffer the assignment or encumbrance of any of the Contracts and Documents or the proceeds thereof without the prior written consent of the Trustee pursuant to or as expressly permitted under the Indenture; (b) the Company will perform and discharge each material obligation, covenant and agreement to be performed by the Company under each Contract and Document, at no cost or expense to the Trustee; (c) the Company will use its commercially reasonable best efforts to enforce or secure the performance of each material obligation, covenant or agreement of the counterparty to each Contract and Document; and (d) the Company will not modify, amend, supplement or in any way join in the release of any rights of the Company under any of the Contracts and Documents or modify, amend, supplement or in any way join in the discharge of any obligations of any counterparty under any Contract or Document, that is in any material way adverse to the holders of the Notes, except with the Trustee's written consent.

     5. Limitation of Trustee's Obligations. Nothing in this Assignment shall constitute an assumption of any obligation by the Trustee under the Contracts and Documents. The Company shall continue to be liable for all obligations thereunder and hereby agrees to perform all such obligations, to comply with all terms and conditions of the Contracts and Documents, and to take such steps as may be necessary or appropriate to secure performance by all other parties thereto. The Company shall defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including attorneys' fees, arising from or related to any failure by the Company to perform any obligation of the Company under any of the Contracts and Documents, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     6. Cure by Trustee. At any time upon and during the continuation of an Event of Default, the Trustee shall have the right, but shall have no obligation, to take all actions that the Trustee may determine to be necessary or appropriate to cure any default under any of the

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

Contracts and Documents and to protect the rights of the Company or the Trustee thereunder, and may do so in the Trustee's name, in the name of the Company or otherwise. If any such action taken by the Trustee shall prove to be inadequate or invalid in whole or in part, the Trustee shall not incur any liability on account thereof, and the Company hereby agrees to defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, which the Trustee may incur or to which it may become subject in exercising any of its rights under this Assignment, except for those arising from the gross negligence or willful misconduct of the Trustee, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     7. Rights and Remedies. Upon the occurrence of an Event of Default under the Indenture, irrespective of whether a notice of default has been given with respect to such Event of Default (unless required by the Indenture), and with or without bringing any action or proceeding, the Trustee may, at its option, succeed to and proceed to enforce all of the rights, interests and remedies of the Company under the Contracts and Documents, amend, modify, cancel, terminate or replace the same, reassign the Company's right, title and interest therein to any other person, and exercise any and all other rights of the Company under the Contracts and Documents, either in person or through an agent, receiver or keeper, without further notice to or consent by the Company, and without regard to the adequacy of security for the Obligations or the availability of any other remedies. The exercise of any of the foregoing rights or remedies shall not cure or waive any Default under the Indenture or any other Transaction Document, or waive, modify or affect any notice of default thereunder, or invalidate any act done pursuant to any such notice. In addition to the rights and remedies of the Trustee as set forth in this Assignment, the Trustee shall be entitled to the benefit of all other rights and remedies set forth in the Indenture and the other Transaction Documents, at law or in equity. Without limiting the foregoing, the Company hereby irrevocably constitutes and appoints the Trustee, upon the occurrence and during the continuance of an Event of Default, as its attorney-in-fact to demand, receive and enforce the Company's rights with respect to the Contracts and Documents, to give appropriate receipts, releases and satisfactions for and on behalf of the Company, and to do any and all acts in the name of the Company with the same force and effect as the Company could do if this Assignment had not been made. Such appointment is irrevocable and coupled with an interest until payment in full and complete performance of all the Obligations. The Trustee may appoint a substitute attorney-in-fact. The Company ratifies all actions taken by the attorney-in-fact but, nevertheless, if the Trustee requests, the Company will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect such ratification.

     8. Additional Instruments. With respect to both existing and future Contracts and Documents, the Company hereby agrees to execute and deliver, at its sole cost and expense, such additional assignments and other documents as the Trustee may reasonably request in order to implement the provisions of this Assignment.

     9. Miscellaneous; Governing Law. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In any action or proceeding arising from or related to this Assignment, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. The reference to

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


"attorneys' fees" in this Assignment shall include, without limitation, such reasonable amounts as may then be charged by the Trustee for legal services furnished by in-house attorneys in the employ of the Trustee, at rates not exceeding such reasonable rates that would be charged by outside attorneys for comparable services. This Assignment shall be governed by the internal laws of the State of New York, except to the extent that perfection and enforcement of the security interests and assignment hereunder are governed by the laws of another jurisdiction.

     10. Gaming Laws and Regulations. The Company acknowledges that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Colorado Limited Gaming Act and the regulations promulgated pursuant to each such law, all as amended from time to time. The parties hereto further acknowledge that the Gaming License held by the Company is not part of the collateral of this Assignment and that, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the collateral of this Assignment under the rights and remedies provisions of this Assignment and the other Transaction Documents. The parties hereto also acknowledge that due to various legal restrictions, including without limitation licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending approval of Gaming Authorities.

     11. Severability. If any provision or obligation of this Assignment should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

     12. Conflicts with Indenture. Notwithstanding any other provision of this Assignment, the terms and provisions of this Assignment shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Company with a particular cure or notice period, or establishes any limitations or conditions on the Trustee's actions with regard to a particular set of facts, the Company shall be entitled to the same cure periods and notice periods, and the Trustee shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Assignment. In the event of any conflict between the provisions of this Assignment and those of the Indenture, including without limitation any conflicts or inconsistencies in any definitions herein or therein, the applicable provisions or definitions of the Indenture shall govern.

     13.  Counterparts.   This  Assignment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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



     IN WITNESS WHEREOF, the Company has executed this Collateral Assignment as of the date first above written.



                                      RIVIERA BLACK HAWK, INC.,
                                      a Colorado corporation



                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:





ACKNOWLEDGED AND AGREED

IBJ WHITEHALL BANK & TRUST COMPANY,
a New York banking association,



By:
    --------------------------------------
Name:
Title:

                   [Signature Page to Collateral Assignment]

                              COLLATERAL ASSIGNMENT

                                   EXHIBIT "A"

                             CONTRACTS AND DOCUMENTS
                             -----------------------


1. Trademark License Agreement, dated June 3, 1999, between Riviera Operating Corporation and the Company.

2. Subdivision Agreement, dated February 20, 1998 (as amended), entered into between the City of Black Hawk and the Company.

3. Standard Form of Agreement Between Owner and Contractor, dated December 29, 1997 (as amended), between The Weitz Company, Inc., and the Company.

4. Performance Bond No. 19-30-19, dated December 24, 1997, among American Home Assurance Company, The Weitz Company, Inc., and the Company.

5. Management Agreement, dated June 3, 1999, between Riviera Gaming Management of Colorado, Inc., and the Company.

6. Standard Form of Agreement Between Owner and Architect, dated July 29, 1998, between Melick Associates, Inc., and the Company.

7. The Completion Capital Commitment, dated June 3, 1999, between Riviera Holdings Corporation and the Company.

8. The Keep-Well Agreement, dated June 3, 1999, between Riviera Holdings Corporation and the Company.


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